EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), the undersigned, Leonard P. Shaykin, Chairman of the Board of Directors and Chief Executive Officer of Tapestry Pharmaceuticals, Inc. (the “Company”) does hereby certify, to his knowledge, that:

(a)                                  the Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2005 of the Company to which this certification is attached (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act, and

(b)                                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2005

/s/ LEONARD P. SHAYKIN
Leonard P. Shaykin Chairman of the Board of Directors and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Tapestry Pharmaceuticals, Inc. and will be retained by Tapestry Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission (SEC) or its staff upon request.  This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.